Exhibit 23.4

December 29, 2010
**Via Email**

China Power Technology, Inc.
No. 12, Gongyuan Road
Kaifeng City
Henan Province
China

CONSENT OF FREEDONIA CUSTOM RESEARCH, INC.

Freedonia Custom Research, Inc. (“Freedonia”) hereby consents to the references to Freedonia’s name in China Power Technology, Inc. (the “Company”) Registration Statement on Form S-1 (as may be amended or supplemented) to be filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and the quotation by the Company in the Registration Statement of research data, information, charts and graphs from Freedonia’s report prepared on behalf of the Company. Freedonia also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

FREEDONIA CUSTOM RESEARCH, INC.

By:	/s/ Andrew W. Fauver
Andrew W. Fauver
President
December 29, 2010

Freedonia Custom Research, Inc. • 767 Beta Drive • Cleveland, Ohio 44143
Toll Free: (US) 800.927.5900 • International: 440.684.9600 • Fax: 440.646.0484
Web: www.freedoniagroup.com • E-mail: info@freedoniagroup.com